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                                                                   EXHIBIT 12.02

          CITIGROUP, INC.
          CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
          INCLUDING PREFERRED STOCK DIVIDENDS
          (In Millions)


                                                                            YEAR ENDED DECEMBER 31,                  Nine Months
                                                                                                                     September 30,
          EXCLUDING INTEREST ON DEPOSITS:                       2000       1999    1998       1997       1996       2001     2000
                                                               ------     ------  ------     ------     ------     ------   ------
          FIXED CHARGES:
               INTEREST EXPENSE (OTHER THAN
                  INTEREST ON DEPOSITS)                        23,253     17,764  18,997     17,645     14,776     16,574   16,655
               INTEREST FACTOR IN RENT EXPENSE                    416        292     417        321        299        340      309
               DIVIDENDS - PREFERRED STOCK                        180        232     332        433        505        129      137
                                                               ------     ------  ------     ------     ------     ------   ------

                  TOTAL FIXED CHARGES                          23,849     18,288  19,746     18,399     15,580     17,043   17,101
                                                               ------     ------  ------     ------     ------     ------   ------

          INCOME:
               INCOME BEFORE TAXES, MINORITY INTEREST
               AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES     21,143     18,151  11,085     12,305     12,444     16,087   16,710
               OTHER                                               --         --      --         --          1         --       --
               FIXED CHARGES (EXCLUDING PREFERRED
                 STOCK DIVIDENDS)                              23,669     18,056  19,414     17,966     15,075     16,914   16,964
                                                               ------     ------  ------     ------     ------     ------   ------

                  TOTAL INCOME                                 44,812     36,207  30,499     30,271     27,520     33,001   33,674
                                                               ======     ======  ======     ======     ======     ======   ======

          RATIO OF INCOME TO FIXED CHARGES
               EXCLUDING INTEREST ON DEPOSITS                    1.88       1.98    1.54       1.65       1.77       1.94     1.97
                                                               ======     ======  ======     ======     ======     ======   ======


          INCLUDING INTEREST ON DEPOSITS:

          FIXED CHARGES:
               INTEREST EXPENSE                                36,638     28,674  30,692     27,299     23,792     26,319   26,313
               INTEREST FACTOR IN RENT EXPENSE                    416        292     417        321        299        340      309
               DIVIDENDS - PREFERRED STOCK                        180        232     332        433        505        129      137
                                                               ------     ------  ------     ------     ------     ------   ------

                  TOTAL FIXED CHARGES                          37,234     29,198  31,441     28,053     24,596     26,788   26,759
                                                               ------     ------  ------     ------     ------     ------   ------

          INCOME:
               INCOME BEFORE TAXES, MINORITY INTEREST
               AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES     21,143     18,151  11,085     12,305     12,444     16,087   16,710
               OTHER                                               --         --      --         --          1         --       --
               FIXED CHARGES (EXCLUDING PREFERRED
                 STOCK DIVIDENDS)                              37,054     28,966  31,109     27,620     24,091     26,659   26,622
                                                               ------     ------  ------     ------     ------     ------   ------

                  TOTAL INCOME                                 58,197     47,117  42,194     39,925     36,536     42,746   43,332
                                                               ======     ======  ======     ======     ======     ======   ======

          RATIO OF INCOME TO FIXED CHARGES
               INCLUDING INTEREST ON DEPOSITS                    1.56       1.61    1.34       1.42       1.49       1.60     1.62
                                                               ======     ======  ======     ======     ======     ======   ======

Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.